UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2009

REDWOOD TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.0.2.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 29, 2009, the Board of Directors of Redwood appointed Mr. Harold Zagunis as Chief Risk Officer of Redwood Trust, Inc.  Mr. Zagunis, a Managing Director and Vice President of Redwood who had been serving as acting Controller since June 16, 2008, will cease to serve as Controller effective January 29, 2009.  Further information regarding Mr. Zagunis is contained in the Current Report on Form 8-K filed on June 16, 2008, which is incorporated by reference herein.

On January 29, 2009, the Board of Directors of Redwood appointed Mr. Christopher Abate as Controller of Redwood Trust, Inc.  In connection with Mr. Zagunis accepting the role of acting Controller in June 2008, Redwood began a process of searching for a permanent Controller.  Mr. Abate was identified as an internal candidate for that role and has been working closely with Mr. Zagunis since that time to prepare for the role of Controller.

Mr. Abate has been employed by Redwood since April 2006, and has served as Vice President since December 2007 and as a Managing Director since December 2008.  Prior to joining Redwood, Mr. Abate was employed by PricewaterhouseCoopers LLP as an auditor and consultant.  He holds a B.A. in accounting and finance from Western Michigan University and is a certified public accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2009	REDWOOD TRUST, INC.

	By:	/s/ MARTIN S. HUGHES
Martin S. Hughes
President, Co-Chief Operating Officer and Chief Financial Officer